UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 11, 2007

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5828	23-0458500
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

P.O. Box 14662 Reading, Pennsylvania	19612-4662
(Address of principal executive offices)	(Zip Code)

(610) 208-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In July 2007, Carpenter Technology Corporation (“we”, “us” or “our”) announced certain organizational realignments within the company that management believes will allow us to focus more effectively on our customers, end-use markets and operational excellence goals. These included the key appointments of a Senior Vice President – Advanced Metals Operations and a Senior Vice President – Premium Alloys Operations as heads of our operational units, both reporting directly to our Chief Executive Officer. Beginning in the first quarter of fiscal 2008, we realigned our reportable business segments to be consistent with those organizational realignments. As a result, we now have three reportable business segments: Premium Alloys Operations, Advanced Metals Operations, and Engineered Products Operations, which are discussed below.

We are filing this Form 8-K to provide investors with recast financial information from prior periods in order to assist them in making comparisons of financial information for current and future periods with financial information for such prior periods, in light of our realigned segment reporting.

The Premium Alloys Operations (“PAO”) segment includes the manufacturing and distribution of high temperature and high strength metal alloys and stainless steels in the form of ingots, billets, large bars and hollows. Also, the PAO segment includes conversion processing of metal for other specialty metals companies. In fiscal 2007, over 90 percent of PAO sales were to customers in the aerospace and energy industries. Much of PAO sales are to forging companies that further shape, mill, and finish the metals into more specific dimensions. All such sales are made under the Carpenter brand name.

The Advanced Metals Operations (“AMO”) segment includes the manufacturing and distribution of high temperature and high strength metal alloys, stainless steels, and titanium in the form of small bars and rods, wire, narrow strip and powder. Products in this segment typically go through more finishing operations, such as rolling, turning, grinding, drawing, and atomization, than products in our PAO segment. Also, sales in the AMO segment are spread across many end-use markets, including the aerospace, industrial, consumer, automotive, and medical industries. AMO products are sold under the Carpenter, Dynamet, and Talley brand names.

The Engineered Products Operations (“EPO”) segment is essentially unchanged from our previous reporting. EPO involves the manufacture and sale of structural ceramic products, ceramic cores for the investment casting industry and custom shaped bar. Sales of EPO products are made under the Certech, Carpenter Advanced Ceramics and Rathbone brand names.

In tandem with the above segments realignment, we have expanded our shared services approach to include our manufacturing operations. As a result, our consolidated total assets, beginning in the first quarter of fiscal 2008, are being managed as corporate-level assets and, therefore, are no longer allocated to the business segments. Only a portion of the expenses related to these assets, principally depreciation and amortization, is allocated to the individual business segments for inclusion in their respective measures of operating income.

The recast historical financial information contained in Exhibit 99.1 to this Form 8-K does not represent a restatement of previously issued financial statements and has no impact on our historical consolidated financial position, results of operations or cash flows. The information contained in Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Exchange Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Recast segment reporting of financial information for (i) the three months ended September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007, (ii) the three months ended September 30, 2005, December 31, 2005, March 31, 2006 and June 30, 2006, and (iii) each of the years ended June 30, 2007 and 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARPENTER TECHNOLOGY CORPORATION

By	/s/ K. Douglas Ralph
K. Douglas Ralph
Senior Vice President – Finance and Chief Financial Officer

Date: October 11, 2007